UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2018

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Winter Road, Delaware, Ohio		43015
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
The following material definitive agreements have been entered into by Greif, Inc. (the “Company”) or its subsidiaries.
Merger Agreement
On December 20, 2018, two of the Company’s subsidiaries, Greif Packaging LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Buyer”), and Greif USA II LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer (“MergerSub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Paperboard Parent, Inc., a Delaware corporation (“Paperboard Parent”), and Peach Representative LLC, a Delaware limited liability company, solely in its capacity as the Sellers’ Representative, pursuant to which Buyer will acquire Paperboard Parent pursuant to a transaction in which MergerSub will merge with and into Paperboard Parent, with Paperboard Parent surviving the merger as the surviving corporation (the “Acquisition”). As a result of the Acquisition, the Company will acquire Caraustar Industries, Inc. (“Caraustar”), a wholly owned subsidiary of Paperboard Parent, for a purchase price of $1.8 billion, subject to certain adjustments.
The Merger Agreement provides that closing of the Acquisition is subject to the satisfaction or waiver of certain conditions, including, among other things, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval of the stockholders of Paperboard Parent. The majority stockholder of Paperboard Parent has executed and delivered a written consent to the Company evidencing its approval of the Merger Agreement.
The Merger Agreement may be terminated, and the merger may be abandoned at any time prior to the closing, as follows: (i) by mutual written agreement of Buyer and Paperboard Parent; (ii) by either Buyer or Paperboard Parent if the closing has not occurred on or before May 20, 2019 (subject to automatic extensions up to September 20, 2019, subject to the terms and conditions of the Merger Agreement); (iii) by Buyer in connection with certain breaches by Paperboard Parent of its representations, warranties or covenants, subject to a cure period; and (iv) by Paperboard Parent in connection with certain breaches by Buyer of its representations, warranties or covenants, subject to a cure period.
Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of Paperboard Parent or any of its subsidiaries, including Caraustar. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.
Commitment Letter
The Company plans to issue long-term debt to finance the Acquisition. In connection with Buyer entering into the Merger Agreement, on December 20, 2018, the Company entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities LLC (“Wells Fargo Securities”), JPMorgan Chase Bank, N.A. (“JPMorgan”) and Goldman Sachs Bank USA (“GS” and, together with Wells Fargo Bank, Wells Fargo Securities and JPMorgan, the “Commitment Parties”) pursuant to which, subject to the terms and conditions set forth in the Commitment Letter, the Commitment Parties have committed to provide (a)(i) a new $1,200.0 million senior secured term loan facility if certain backstopped amendments to the Company’s existing senior secured credit facility are obtained, including to provide for the utilization of $199.0 million of the revolving loan facility thereunder for part of the purchase price of the Acquisition and certain other amendments as more fully set forth in the Commitment Letter or (ii) in the event the backstopped amendments to the Company’s existing senior secured credit facility are not obtained, a new senior secured credit facility (collectively, the “Credit Facilities”) and (b) a $700.0 million senior unsecured bridge facility (the “Bridge Facility”), to be available in the event that the Company’s planned issuance of $700.0 million of senior unsecured notes (the “New Senior Notes”) has not been completed prior to closing of the Acquisition. The Bridge Facility and the Credit Facilities are referred to herein as the “Facilities.” The proceeds of the Facilities and the New Senior Notes will be used to pay the purchase price of the Acquisition, the redemption of the Company’s existing $250.0 million of 7.75% senior unsecured notes due August 1, 2019 (the “Senior Notes due 2019”), the payment of a make whole premium in connection with the redemption of the Senior Notes due 2019, and the payment of fees and expenses incurred in connection with the Acquisition and the Facilities. The commitment to provide the Facilities is subject to the consummation of the Acquisition and certain other customary conditions as more fully set forth in the Commitment Letter. The Company will pay customary fees and expenses in connection with obtaining the Facilities. The definitive agreements for the Facilities will contain, among other terms, affirmative covenants, negative covenants, financial covenants and events of default, in each case to be negotiated by the parties consistent with the Commitment Letter. Neither the availability of the Facilities nor the receipt of any other financing, including the Senior Notes due 2019, is a condition to the closing of the Acquisition.
From time to time, the Commitment Parties or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company, for which the Company pays customary fees and expenses. Wells Fargo Bank, Wells Fargo Securities and JPMorgan are members of the lending syndicate under the Company’s existing senior secured credit facility. In addition, Goldman, Sachs & Co. served as the Company’s exclusive financial advisor in connection with the proposed Acquisition.

Section 7 - Regulation FD

Item 7.01.    Regulation FD Disclosure.

The Company issued a press release on December 20, 2018 regarding its acquisition of Caraustar. A copy of the press release, which is attached to the Current Report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to Item 7.01.
The Company hosted a webcast and conference call on December 20, 2018 to discuss the announcement. Presentation slides and an audio replay are archived and can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar.
Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(i)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on December 20, 2018 regarding the acquisition of Caraustar Industries, Inc.

Cautions Concerning Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s plans to acquire Caraustar and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These forward-looking statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results, trends or guidance, and statements of outlook. All forward-looking statements are based on assumptions, expectations and other information currently available to management. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. These risks and uncertainties include: the ability to successfully complete the acquisition of Caraustar on a timely basis, including receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the acquisition of Caraustar; the satisfaction of certain conditions to the completion of the acquisition of Caraustar; the conditions of the credit markets and the Company’s ability to issue debt to fund the acquisition on acceptable terms; if the acquisition of Caraustar is completed, the ability to retain the acquired businesses’ customers and employees, the ability to successfully integrate the acquired businesses into the Company’s operations, and the ability to achieve the expected synergies as well as accretion in margins, earnings or cash flow; competitive pressures in the Company’s various lines of business; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties with respect to U.S. tax or trade laws; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities. The Company is subject to additional risks and uncertainties described in its Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This Form 8-K reflects management’s views as of December 20, 2018. Except to the extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: December 20, 2018	By	/s/ Gary R. Martz
Gary R. Martz Executive Vice President, General Counsel and Secretary